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                                                                    EXHIBIT 10.7

                           PREORGANIZATION AGREEMENT



         THIS AGREEMENT, dated this ______ day of __________, 1997, by and among the undersigned as reflected by the attached signature pages (hereinafter referred to individually as "Organizer" and collectively as the "Organizers").


                              W I T N E S S E T H:


         WHEREAS, the Organizers intend to submit an application to the Office of the Comptroller of the State of Florida (the "Comptroller") to procure a charter for a community bank (the "New Bank") and to the Federal Deposit Insurance Corporation (the "FDIC") to procure the insurance of the deposits of the New Bank;

         WHEREAS, the Organizers recognize that certain expenses will be incurred in connection with the organization of the New Bank and the raising of capital regarding same;

         WHEREAS, the Organizers desire to provide for the sharing of such expenses, to determine by agreement the initial investment of each Organizer in the New Bank and to provide for certain other matters; and

         WHEREAS, each Organizer has signed this Agreement upon the reliance of each and every other Organizer signing this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. ORGANIZERS TO BE SHAREHOLDERS OF THE NEW BANK. In the event that preliminary approval to charter the New Bank is granted by the Comptroller


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and the application for insurance of the deposits of the New Bank is granted by the FDIC, each of the Organizers shall make an initial investment in the New Bank's capital stock in an amount indicated below his/her signature hereto. It is understood and agreed that each Organizer's commitment for his or her initial investment as indicated below his/her signature herein is binding subject to such limitations, if any, as may be imposed by applicable regulatory authorities. In the event a limitation is imposed as to any Organizer's initial investment, then that Organizer's initial investment shall be reduced to such amount. The purchase price for shares of the New Bank stock shall be $5.00 per share. The maximum number of shares of capital stock which may be purchased by an Organizer shall be 400,000 shares.

         2. ORGANIZATION EXPENSES. Each Organizer shall advance a portion of his or her initial investment in proportion to the aggregate initial investment of all participating Organizers such that a working fund of $300,000.00 is established.

         3. CERTAIN ORGANIZERS TO BE INITIAL DIRECTORS OF NEW BANK; OFFICERS AND DIRECTORS OF THE NEW BANK. Certain of the Organizers will be asked to be initial directors of the New Bank in the event that a charter for the establishment of the New Bank is granted by the Comptroller. The New Bank Board, in the event that approval to become a bank is obtained from the Comptroller and the FDIC, will consist of not more than twenty (20) members, of which two (2) seats are to be reserved for Lewis S. Albert and Todd H. Katz. In the event that a charter for the New Bank is granted, it is anticipated that the Board of Directors of the New Bank shall elect Lewis S. Albert as Chairman and Chief Executive Officer and Todd H. Katz as President and General Counsel of the New Bank.


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         4. CONSULTANT'S FEES. Beginning on ____________, 1997, Lewis S. Albert
and Todd H. Katz, for services they shall render to the New Bank, including the raising of the necessary funds and the processing of all aspects of the application to meet the regulatory requirements of the Comptroller and FDIC, shall each be paid a monthly consultant's fee of $7,000.00 until the date that the New Bank commences business or until such time as the Organizers have been notified that a charter for the New Bank will not be granted.

         5. SUBSTITUTION OF ORGANIZERS. Each of the Organizers recognize that his/her position as an Organizer, shareholder, director and/or officer of the proposed New Bank is subject to approval by the Comptroller and the FDIC. In the event that any Organizer is disapproved in any capacity whatsoever by the Comptroller or the FDIC and is barred from participation in the future operations of the proposed New Bank, then and in such event the Organizers specifically agree as follows:

                  (a) Such Organizer shall withdraw immediately from participation in all organizational activities and efforts of the remaining Organizers, and shall take no action which would in any way jeopardize the remaining Organizers' efforts to obtain a charter or FDIC insurance coverage for the proposed New Bank.

                  (b) The withdrawing Organizer shall be entitled to receive from the remaining Organizers (if the New Bank is approved by the appropriate regulatory authorities) an amount equivalent to his/her pro rata share of the organization expense monies remaining and unused at the time of his or her withdrawal as an Organizer.

                  (c) Except for payment of the pro rata share of the remaining and unused organization expense monies as specified in subparagraph (b) above, the remaining Organizers shall not be liable for any other expenses or damages incurred by the withdrawing Organizer in connection with this Agreement among the Organizers of the proposed New Bank.

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                  (d) In the event that any other individual becomes an
Organizer in substitution for the withdrawing Organizer at any time prior to the date the New Bank commences business, such individual shall agree in writing to be bound by all terms and conditions of this Agreement and shall become a party hereto.
                  (e) In the event the New Bank should be disapproved by any appropriate regulatory authority based upon an Organizer's background, which background information had not previously been disclosed to the other Organizers, then such disqualified Organizer shall be liable for all expenses incurred by the Organizers, including, but not limited to, their initial deposit, in filing for approval.

         6.  MISCELLANEOUS.

                  (a) Any and all notices or other communications under or relating to this Agreement shall be in writing and the same be deemed given when personally served, or when sent by certified mail, return receipt requested, postage and fees prepaid, and addressed to the appropriate party at his address set forth beneath his signature hereto, or to such substitute address notice of which shall be previously have been given pursuant hereto by a party to all other parties hereto.

                  (b) This Agreement has been made and entered into in the State of Florida, and shall be construed in accordance with and governed by the laws of the State of Florida, as amended from time to time.

                  (c) Each Organizer recognizes the inherent risk associated herein and understands that if the charter or insurance coverage is denied, each Organizer will receive back only their pro rata share of monies remaining in the organization expense account after all organizing expenses and expenses related to closing down the organizational project are paid.

                  (d) This Agreement constitutes the entire agreement among the parties hereto and any additions, changes or corrections thereof must be in writing executed by all the parties hereto or their successors, transferees and assigns.

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                  (e) This Agreement is binding upon each signatory and such signatory's heirs and executors, and except as otherwise provided herein or by operation of law, this Agreement shall not be transferred, assigned, sold or in any manner hypothecated or pledged by any party unless written consent to such act is first obtained from all other parties hereto.

                  (f) If any portion of this Agreement be legally adjudicated invalid or unenforceable, the parties hereto do covenant and agree that such portion or portions are absolutely and completely severable from all other portions of this Agreement and such other provisions shall constitute the agreement of the parties.

                  (g) Except as otherwise provided herein, the rights and remedies of each party provided in this Agreement are cumulative to each other and to any rights or remedies available to such party at law or in equity. No failure on the part of any party hereto to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by such party of any right preclude any other future exercise thereof or the exercise of any other right, except as otherwise provided.

                  (h) Attached hereto as an exhibit A is a pro forma of organizational expenses.

                  (i) All Organizers hereby agree that upon commencement of business of the New Bank, the New Bank shall sponsor and approve an incentive stock option plan (the "Plan") for the purpose of attracting qualified banking professionals and providing shareholder value added incentive compensation. The Plan shall, by its terms, reserve an aggregate of 250,000 shares of the New Bank's common stock for issuance thereunder.


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IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the date set forth below their signatures hereto, effective as of the date above written.



_______________________                  Signature______________________________
Witness
                                         Initial Investment_____________________

                                         Address________________________________

                                                ________________________________

                                         Date___________________________________